UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2023

METAL SKY STAR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41344	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 West 31st Street, 9th Floor New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 237-6141

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.001 par value, one redeemable warrant, and one right	MSSAU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.001 par value	MSSA	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MSSAW	The Nasdaq Stock Market LLC
Rights to receive one-tenth (1/10th) of one Ordinary Share	MSSAR	The Nasdaq Stock Market LLC

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual General Meeting, the shareholders approved an amendment to amend Metal Sky Star’s amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”) allow the Company to undertake an initial business combination with an entity or business (“Target Business”), with a physical presence, operation, or other significant ties to China (a “China-based Target”) or which may subject the post-business combination business or entity to the laws, regulations and policies of China (including Hong Kong and Macao), or an entity or business that conducts operations in China through variable interest entities, or VIEs, pursuant to a series of contractual arrangements (“VIE Agreements”) with the VIE and its shareholders on one side, and a China-based subsidiary of the China-based Target (the “WFOE”), on the other side.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of Metal Sky Star Acquisition Corporation, which was held on December 20, 2023, each of the proposals described below was approved by the Company’s shareholders of record. The final results for the votes regarding each proposal are set forth in the following tables. Each of the proposals is described in detail in the Company’s Proxy Statement.

Proposal 1:

Approval of electing five directors to serve as members of the Board of Directors to hold office until the second succeeding annual general meeting of shareholders or until their respective successors have been elected and qualified:

	For	Withheld
Wenxi He	5,456,784	100,721
Konstantin A Sokolov	5,456,784	100,721
Zining Jiang	5,456,784	100,721
Xinghua Fan	5,456,784	100,721
Zhuo Wang	5,456,784	100,721

Proposal 2:

Approval of ratifying the appointment of UHY LLP (the “UHY”) as our independent registered public accounting firm for the fiscal year ended December 31, 2023:

	For	Against	Abstain	Broker Non-Votes
Ratification of Appointment of Independent Auditor Proposal	5,456,604	100,180	721	0

Proposal 3:

Approval of amending Metal Sky Star’s amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”) allow the Company to undertake an initial business combination with an entity or business (“Target Business”), with a physical presence, operation, or other significant ties to China (a “China-based Target”) or which may subject the post-business combination business or entity to the laws, regulations and policies of China (including Hong Kong and Macao), or an entity or business that conducts operations in China through variable interest entities, or VIEs, pursuant to a series of contractual arrangements (“VIE Agreements”) with the VIE and its shareholders on one side, and a China-based subsidiary of the China-based Target (the “WFOE”), on the other side:

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, THAT, effective immediately, the Amended and Restated Memorandum and Articles of Association of the Company be amended by deleting the definition of “Target Business” set out in Article 1.1 in its entirety and replacing it with the following new definition:

“Target Business means any businesses or entity with whom the Company wishes to undertake a Business Combination, which may, without limitation, be (a) businesses or entities with a physical presence, operation or other significant ties to China or which may subject the post-Business Combination entity or business to the laws, regulations and policies of China (including Hong Kong and Macao), or (b) an entity or business that conducts operations in China through variable interest entities (VIEs), pursuant to a series of contractual arrangements with the VIE and its equity holders on one side, and a China-based subsidiary of the China-based Target Business on the other side, or entering into contractual arrangements that give the Company control over such a Target Business.”

	For	Against	Abstain	Broker Non-Votes
Target Limitation Amendment Proposal	5,457,505	100,000	0	0

Proposal 4:

Approval of an adjournment of the Annual General Meeting to a later date or dates to permit further solicitation of proxies:

	For	Against	Abstain	Broker Non-Votes
Adjournment Proposal	5,448,926	108,579	0	0

Because other proposals had received the requisite approval, this Proposal 4 was rendered moot and not voted at the Annual General Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 21, 2023	Metal Sky Star Acquisition Corporation

	By:	/s/ Wenxi He
	Name:	Wenxi He
	Title:	Chief Executive Officer and Director

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